As filed with the Securities and Exchange Commission on March 31, 2023
Registration Nos. 333-264471

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

YAMANA GOLD INC.

(Exact name of Registrant as specified in its charter)

Canada	1041	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Royal Bank Plaza, North Tower|
200 Bay Street, Suite 2200

Toronto, Ontario
Canada M5J2J3

(416) 815-0220

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Meridian Gold Company
4635 Longley Lane
Unit 110-4A
Reno, Nevada 89502
(775) 850-3700

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent For Service in the United States)

with copies to:

Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3712	Fred R. Pletcher Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard St., P.O. Box 48600 Vancouver, BC| Canada V7X 1T2 (604) 640-4245

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

It is proposed that this filing shall become effective (check appropriate box):

A. ☒	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐	At some future date (check the appropriate box below).

1. ☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	After the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is being filed by Yamana Gold Inc. (the “Registrant”) to withdraw from registration all of the unsold securities registered under the Registration Statement on Form F-10 (Registration No. 333-264471), filed by the Registrant with the U.S. Securities and Exchange Commission on April 25, 2022 (the “Registration Statement”), registering the sale by the Registrant from time to time of such indeterminate number of common shares, debt securities, subscription receipts, units and warrants of the Registrant as shall have an aggregate offering price not to exceed US$1,000,000,000.

Effective March 31, 2023, the Registrant, Pan American Silver Corp. (“Pan American”) and Agnico Eagle Mines Limited completed their previously announced court-approved statutory plan of arrangement under the Canada Business Corporations Act (the “Arrangement”) pursuant to which Pan American acquired all of the issued and outstanding common shares of the Registrant.

In connection with the completion of the transactions contemplated by the Arrangement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. The Registrant hereby amends the Registration Statement to remove from registration any and all securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 31, 2023.

YAMANA GOLD INC.

By:	/s/ Christopher Lemon
Name:	Christopher Lemon
Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Christopher Lemon Christopher Lemon	President and Director (principal executive officer)	March 31, 2023

/s/ Ignacio Couturier Ignacio Couturier	Chief Financial Officer and Director (principal financial officer)	March 31, 2023

/s/ Cameron Paterson Cameron Paterson	Senior Vice President, Finance and Director (principal accounting officer)	March 31, 2023

/s/ Delaney Fisher Delaney Fisher	Director	March 31, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the above-referenced Registration Statement, solely in the capacity of the duly authorized representative of Yamana Gold Inc. in the United States, on March 31, 2023.

MERIDIAN GOLD COMPANY

By:	/s/ Delaney Fisher
Name:	Delaney Fisher
Title:	Director and Secretary